                           SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
                              (Amendment No.   )

Filed by the Registrant  [X]

Filed by a Party other than the Registrant  [_]

Check the appropriate box:

  [X] Preliminary Proxy Statement     [_] Confidential, for Use of the
                                          Commission Only (as Permitted by
                                          Rule 14a-6(e)(2))
  [_] Definitive Proxy Statement

  [_] Definitive Additional Materials

  [_] Soliciting Material Pursuant to (S)240.14a-11(c) or (S)240.14a-12

                                  Senetek PLC
            -------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)

                                  Registrant
            -------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required.

[_] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

   (1) Title of each class of securities to which transaction applies:

   (2) Aggregate number of securities to which transaction applies:

   (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

   (4) Proposed maximum aggregate value of transaction:

   (5) Total fee paid:

[_] Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

   (1) Amount Previously Paid: N/A

   (2) Form, Schedule or Registration Statement No.: N/A

   (3) Filing Party: N/A

   (4) Date Filed: N/A

                       NOTICE OF ANNUAL GENERAL MEETING

                                  SENETEK PLC
                                (the "Company")

   NOTICE IS HEREBY GIVEN that the Annual General Meeting of Shareholders of the Company will be held on Tuesday, May 14, 2002 at the Napa Valley Marriott, 3425 Solano Avenue, Napa, California at 10:00 a.m. Pacific Daylight Time, for the purpose of considering and, if thought fit, passing the following resolutions:

                               ORDINARY BUSINESS

    1. To re-elect Andreas Tobler as a Director;

    2. To re-elect Franklin Pass as a Director;

    3. To re-elect Wade Nichols as a Director;

    4. To appoint Messrs. BDO Seidman, LLP and BDO Stoy Hayward as the Company's independent auditors and fix their remuneration; and

    5. To transact any other ordinary business of an Annual General Meeting.

                               SPECIAL BUSINESS

    6. To generally and unconditionally authorize the Directors, for the purposes of Section 80 of the Companies Act 1985 (the "Companies Act") to exercise all the powers of the Company to allot relevant securities (as defined in section 80(2) of the Companies Act) up to an aggregate nominal amount of (Pounds)2,047,393, provided that this authority shall expire on the date five years from the date on which this resolution is passed, except that the Company may, before the expiry of such period, make an offer or agreement which would, or might, require relevant securities to be allotted after the expiry of such period and the Directors may allot relevant securities in pursuance of any such offer or agreement as if the authority conferred hereby had not expired, this authority to replace any existing like authority which is hereby revoked with immediate effect.

    7. To generally and unconditionally empower the Directors, pursuant to
       Section 95 of the Companies Act to allot equity securities (as defined in Section 94(2) of the Companies Act) for cash pursuant to the authority conferred upon them by the above resolution (as varied by the Company from time to time in general meeting) as if Section 89(1) of the Act did not apply to any such allotment, provided that the power hereby conferred shall operate in substitution for and to the exclusion of any previous power given to the Directors pursuant to Section 95 of the Companies Act and shall expire on the date five years from the date on which this Resolution is passed unless renewed or extended prior to such time, except that the Company may, before the expiry of any power contained in this Resolution, make an offer or agreement which would, or might, require equity securities to be allotted after such expiry and the Directors may allot equity securities in pursuance of such offer or agreement as if the power hereby had not expired.

                                          By Order of the Board of Directors

                                          STEWART SLADE

                                          Stewart Slade
                                          Secretary

   The Company's principal executive offices are located at 620 Airpark Road, Napa, California 94558 and the telephone number at that address is (707) 226-3900. The registered office of Senetek PLC is at 1400 Montague Court, Kettering Venture Park, Kettering, Northamptonshire, NN15 6XR, England.

   A holder of Ordinary shares of the Company entitled to attend and vote at the meeting may appoint one or more proxies to attend and, on a poll, to vote instead of him. A proxy need not be a holder of Ordinary shares.

April 19, 2002

                                  SENETEK PLC
                       Unit 1400, Kettering Venture Park
                    Kettering, Northants NN15 6XR, England
                     Tel: (1536) 312455 Fax: (1536) 312456

                                Proxy Statement
                    Annual General Meeting of Shareholders

   This Proxy Statement is furnished to the shareholders of Senetek PLC, a public limited company registered in England ("Senetek" or the "Company") in connection with the solicitation by the Board of Directors of the Company of proxies to be voted at the Annual Meeting of Shareholders and at any and all adjournments or postponements of such Meeting, to be held on Tuesday, May 14, 2002 at the Napa Valley Marriott, 3425 Solano Avenue, Napa, California at 10:00 a.m. Pacific Daylight Time, for the purpose of considering and, if thought fit, passing the resolutions described herein: (the "Annual Meeting"). The Company anticipates mailing this Proxy Statement to its shareholders on or about April 19, 2002.

Record Date and Voting

   At the close of business on April 4, 2002 the "record date", the Company had outstanding 59,052,153 Ordinary shares, nominal value 5p (the "Ordinary shares"), of which 58,060,029 were held in the name of The Bank of New York as depositary (the "Depositary") which issues Company sponsored American Depositary Receipts ("ADRs") evidencing American Depositary Shares which, in turn, each represent one Ordinary share. ADR holders of record at the close of business on the record date are entitled to vote at the Annual Meeting.

   Each registered holder of Ordinary shares present in person at the Annual Meeting is entitled to one vote on a show of hands, and every holder present in person or by proxy, unless such authority is withheld, shall, upon a poll, have one vote for each Ordinary share held by such holder. The holder of the proxy will vote in accordance with the recommendations of the Board of Directors on all matters set forth in the proxy, and in its discretion on any other matters that may properly be submitted for shareholder vote at the Annual Meeting. In the event that the proxy card is executed but does not indicate by marking a vote "FOR", "AGAINST" or "ABSTAIN", the Depositary will not vote the Ordinary shares represented by the proxy card. A minimum of two holders of Ordinary shares or their proxy must be present in person to constitute a quorum in order to transact business.

   Proxy voting cards from holders of Ordinary shares must be received not less than forty-eight hours before the time for holding the Meeting. Delivery of a proxy shall not preclude a holder of Ordinary shares from attending and voting at the Annual Meeting or any adjournment thereof.

   A Deposit Agreement exists between The Bank of New York and the holders of ADRs pursuant to which holders of ADRs are entitled to instruct the Depositary as to the exercise of voting rights pertaining to the Ordinary shares so represented. The Depositary has agreed it will endeavor, insofar as practicable, to vote (in person or by delivery to the Company of a proxy) the Ordinary shares registered in its name in accordance with the instructions of the ADR holders. Instructions from the ADR holders should be sent to the Depositary so that the instructions are received by no later than the close of business on May 7, 2002.

   Any holder of ADRs giving instructions to the Depositary has the power to revoke the instructions by delivery of notice to the Depositary at The Bank of New York, 101 Barclay Street, 22nd Floor West, New York, NY 10286 at any time so that the Depositary receives, by no later than the close of business on May 7, 2002 duly executed instructions bearing a later date or time than the date or time of the instructions being revoked.

   In addition to solicitation by mail, solicitation of proxies and of instructions from holders of ADRs may be made by Directors, officers, and other employees of the Company by personal interview, telephone, telefax or telegraph without additional remuneration. Cost of the solicitation of proxies, including the mailing of proxy materials, will be borne by the Company.

Shareholder Proposals

   As of the date of mailing this Proxy Statement, no proposal of shareholders had been submitted to the Company Secretary for inclusion in this Proxy Statement. Pursuant to the Company's Articles of Association, in order to be eligible for presentation at the Company's Annual Meeting any proposal of shareholders must be received by the Company Secretary not later than April 15, 2002 or should the Company's Annual General Meeting be adjourned for any reason, by a date 28 days in advance of the adjourned Annual Meeting date (excluding the day of service or deemed service of the notice).

   The Company will, in future proxy statements, include shareholder proposals complying with the applicable rules of the U.S. Securities and Exchange Commission and any applicable US state laws. In order for a proposal by a shareholder to be included in the proxy statement relating to the Annual General Meeting of shareholders to be held in 2003, that proposal must be received in writing by the Secretary of the Company at the Company's principal executive office no later than December 20, 2002.

                         PROPOSALS ONE, TWO AND THREE

                             ELECTION OF DIRECTORS

   The Company currently has six Directors.

   The Articles of Association of the Company provide that one-third of the Directors (not including those appointed by the Board of Directors since the last Annual Meeting), or if their number is not three or a multiple of three, then the number nearest to but not exceeding one-third shall retire at the dissolution of the Annual Meeting based on the length of time in office as calculated from each Director's last election or appointment. As between two or more Directors who have been in office an equal length of time, the Director to retire shall, absent an agreement between them, be determined by means of a lottery. Any Director who has been appointed since the last Annual Meeting is also required to retire. A retiring Director is eligible for re-election.

   At the Annual General Meeting, Andreas Tobler retires by rotation and is nominated by the Board for re-election. Directors Franklin Pass and Wade Nichols have been appointed during the year preceding the Annual General Meeting, and so stand for re-election at the Annual General Meeting. All of the nominees have consented to being named in this Proxy Statement and have agreed to serve if elected.

Vote Required

   Assuming the presence of a quorum, adoption of Proposals One, Two and Three to re-elect Andreas Tobler, Franklin Pass and Wade Nichols, respectively, as Directors each requires the affirmative vote of the holders of a majority of the shares in person or by proxy at the Meeting.

Board of Directors' Recommendation

   The Board of Directors recommends that the Shareholders vote "FOR" the re-election of Andreas Tobler, Franklin Pass and Wade Nichols to serve as Directors of the Company.

   The following table indicates certain information of Andreas Tobler, Franklin Pass and Wade Nichols, as well as all other Directors.

                                                                  Director
  Name                             Position with Company           Since   Age
  ----                     -------------------------------------- -------- ---

  Frank James Massino..... Chairman of the Board of Directors and   1998   54
                             Chief Executive Officer

  Steven Georgiev......... Director                                 1997   67

  Uwe Thieme.............. Director                                 1998   60

  Andreas Tobler.......... Director                                 1998   51

  Franklin Pass........... Director                                 2002   65

  Wade Nichols............ Director                                 2002   59

                                    NOMINEE

   Mr. Andreas O. Tobler was appointed a director in November 1998. Mr. Tobler is a Principal of Technology Brain Source GmbH, a Swiss-based financial & technology advisory company. He is also Chairman of Online Capital Group, Inc., a US/Swiss based financial services company. From 2000 to January 2002, Mr. Tobler acted as CEO of Mediphore-Biotechnologie AG, an Austrian based biotechnology company. Previously Mr. Tobler held senior positions at Cornerstone Financial Corporation, New York (1996-1998) and Nextgen Communications Corp. (1991-1996). Mr. Tobler's past experience also includes Managing Partner, Royal Trust Bank (Switzerland), Zurich (1988-1991); Vice President and Head of Corporate Finance, Citibank, Zurich (1987-1988); and Vice President and Head of Capital Markets, Credit Suisse, New York (1982-1987).
Mr. Tobler has a law degree from the University of Zurich and a Master's degree from New York University.

   Dr. Franklin Pass is Vice Chairman of Antares Pharma, Inc., which develops and markets pharmaceutical delivery systems, and is Senior Advisor at Cherry Tree Development LLC, a Minnesota-based investment banking group. Previously, Dr. Pass was Chairman and CEO of Antares Pharma, Inc., BioSeeds International, Ltd., and Molecular Genetics, Inc. (MGI Pharma, Inc.), which he co-founded. He has served as Director of the American Academy of Dermatology, Director of Dermatology at the Albert Einstein College of Medicine, and Clinical Professor at the University of Minnesota, Department of Dermatology. He received his medical degree from the University of Minnesota, School of Medicine.

   Mr. Wade Nichols served as Chief Administrative Officer and prior to that as General Counsel of Revlon, Inc. until October 2000. During his 23 years at Revlon, he oversaw the acquisition of major cosmetics businesses as well as major public and private pharmaceutical, vision care and medical diagnostic companies, which combined with existing business units, created the Revlon Health Care Group, that by the mid 1980s accounted for more than half of Revlon's corporate sales and two-thirds of corporate profits. Mr. Nichols is an attorney. He is a graduate of Yale College and Columbia Law School.

                             CONTINUING DIRECTORS

   Mr. Frank Massino became Chairman and Chief Executive Officer of Senetek PLC in November 1998. Prior to becoming Chairman and Chief Executive Officer of Senetek, Mr. Massino served as President of Carme Cosmeceutical Sciences, Inc., a wholly-owned subsidiary of Senetek. Drawing on professional management experience at major corporations such as Glaxo, Ortho Pharmaceutical Corporation, Johnson & Johnson, Pfizer and IBM, Mr. Massino has reshaped the corporate culture of Senetek, defined its strategic direction and focused soundly on its core competencies. During his career, Mr. Massino has successfully negotiated more than 40 licensing agreements with major pharmaceutical companies. For nine years he held executive management positions at Ortho Pharmaceutical, including Director of Business Development and New Products, and in 1982 was named "Division Manager of the Year." While at Ortho, Mr. Massino was involved in the development of Renova, which in 1995, was also approved for anti-aging applications under the Renova trademark, and directed major product launches for Ortho. As Product Director of Marketing and Division Sales Manager at Glaxo Inc., he repositioned a mature line of corticosteroids into a $60 million psoriasis business, successfully launched two new ethical pharmaceutical products and championed the internal development of two critically important product line extensions. Mr. Massino holds a degree in Finance and Chemistry from the University of Illinois and is a graduate of the Marketing Management Program of the Columbia Executive Program at Columbia University and the Management of Managers Program of the Graduate School of Business Administration at the University of Michigan. Mr. Massino is highly experienced in drug delivery technology and holds a patent on a drug delivery device. He is an active member of the Licensing Executives Society.

   Mr. Steven Georgiev was appointed a director in February 1997. From 1993 to 1997 he was Chairman of the Board of Directors and Chief Executive Officer of Palomar Medical Technologies Inc. He became Chairman of the Board of Directors of Palomar in September 1991 after its merger with Dymed. Mr. Georgiev is also Chairman of Argo Corporate Partners, Inc. and a director of Excel Technology Inc., a public company. Previously he was Chairman of the Board of Dynatrend, Inc., which he co-founded in 1972 and which was later acquired by EG&G Inc., a company listed on the New York Stock Exchange. He has a Bachelor of Science in Engineering Physics from Cornell University and a Master of Science in Management from the Massachusetts Institute of Technology (Sloan Fellow).

   Dr. Uwe Thieme was appointed a director in April 1998. He qualified as a Doctor of Medicine at the University of Gottingen in 1968 and became a Board Certified Radiologist in 1975. He currently practices as a senior partner in a private Radiology practice and is a Board Member of the German Radiology Association ("GRA") and the German Radiology Science Association ("GRSA"). He is a member of the management advisory committee for the GRSA's 8.1 billion Deutsche Mark pension fund. Until recently he has held the positions of Deputy Mayor of the City of Goslar and Deputy Governor of the County of Goslar, Germany. Since November, 2001 Dr. Thieme has served as the President of the City Council of Goslar, Germany.

Board Meetings, Committees and Compensation

   Our Board of Directors met 8 times in 2001. Each Director attended 75% or more of the total number of meetings, with the exception of Dr. Thieme, who attended 63% of the total number of meetings.

   During 2001, the Compensation Committee consisted of Mr. Tobler (Chairman), Mr. Georgiev and Dr.Thieme. The Compensation Committee reviews and authorizes salaries and other matters relating to compensation including the grant of options for the principal officers of Senetek and its subsidiaries, subject subsequently to Board approval.

   During 2001, the Audit Committee consisted of Mr. Tobler (Chairman), Mr. Georgiev and Dr. Thieme. The duties of the Audit Committee comprise, among other things, assessing the Company's financial reporting process and internal controls, reviewing the independence of its public accountants, and monitoring lines of communication between directors, financial management and the Company's independent accountants.

   During 2001, Directors did not receive salaries or cash fees for serving as Directors nor did they receive cash compensation for serving on any committee. However, all members of the Board of Directors who are not Company employees are reimbursed for out-of-pocket expenses incurred in their capacity as members of the Board of Directors.

   The Company has retained certain Directors from time to time to provide consulting services in their areas of expertise. When these services are performed the Directors receive $1,250 per day. Commencing in February 2002, the Company created a special task force to address key strategic issues and plan for future development. Directors were paid $10,000 per month for these consulting services. Such payments are expected to end in May 2002.

   The Company maintains stock option plans for employees, including Directors, and for non-executive Directors and consultants, as described under "Stock Option Plans" below.

Executive Officers

   Stewart Slade is Vice President European Operations, Company Secretary and Acting Principal Financial Officer. From 1991 until 1997 he served as Financial Director of European Operations at DiverseyLever Limited, a business unit of Unilever. Mr. Slade was involved in the strategic planning of the European supply chain, the implementation of corporate change initiatives and the introduction of key performance indicators in the supply chain and financial reporting processes. From 1986 until 1991 he was Financial Director of DuBois Chemicals Limited, a subsidiary of Chemed Corporation. Prior to Chemed Mr. Slade served with Colgate Palmolive for six years, including the position of Financial Controller for the Eastern Caribbean region. Prior to Colgate Palmolive he was an auditor with Coopers & Lybrand in London. Earlier in his career Mr. Slade was in research and development as a biochemist with the Smith Kline Corporation. Mr. Slade holds a Bachelor of Science degree in Chemistry from the University of Leeds and is a member of the Institute of Chartered Accountants in England and Wales.

Security Ownership

   The following table sets forth certain information regarding the beneficial ownership of Senetek's outstanding Ordinary shares as of December 31, 2001 by each of Senetek's Directors, who is a stockholder; (ii) our Chief Executive Officer; (iii) our other executive officers currently in office; (v) all executive officers and directors of Senetek as a group; and (vi) each person believed by Senetek to own beneficially more than 5% of our outstanding Ordinary shares. Except as indicated by the notes to the following table, the holders listed below have sole voting power and investment power over the shares beneficially held by them. The address of each of our Directors and executive officers is that of Senetek.

                                                             Number of
                                                               Shares
                                                            Beneficially  Percentage of
Name of Beneficial Owner                                     Owned (1)      Class (1)
------------------------                                    ------------  -------------
Frank J. Massino...........................................  1,678,800(2)      2.8%
Steven Georgiev............................................    530,000(2)        *
Uwe Thieme.................................................    230,000(2)        *
Andreas Tobler.............................................    620,000(2)      1.0
Stewart Slade..............................................    114,000(2)        *
Franklin Pass..............................................         --           *
Wade Nichols...............................................         --           *
All Directors and Executive Officers as a group (7 persons)  3,172,800         5.3%

--------
*  Less than 1%
(1) For purposes of this table, a person or a group of persons is deemed to have "beneficial ownership" as of a given date of any shares which that person has the right to acquire within 60 days after that date. For purposes of computing the percentage of outstanding shares held by each person or group of persons named above on a given date, any shares which that person or persons has the right to acquire within 60 days after that date are deemed to be outstanding, but are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person.
(2) Includes the following number of shares issuable upon exercise of options or warrants that are currently exercisable or will become exercisable within 60 days of December 31, 2001: Mr. Massino: 1,637,500; Mr. Georgiev:
    530,000; Dr. Thieme: 230,000 ; Mr. Tobler: 620,000 ; Mr. Slade: 110,000.

     Compliance with Section 16(a) of the Securities Exchange Act of 1934

   Under Section 16(a) of the United States Securities Exchange Act of 1934, Senetek's Directors, executive officers and any persons holding more than 10% of its equity securities are required to report their ownership of equity securities and any changes in their ownership, on a timely basis, to the SEC. To the Company's knowledge, based solely on materials provided and representation made to it, for the fiscal year ended December 31, 2001, all reports required by Section 16(a) were filed on a timely basis.

                Certain Relationships and Related Transactions

   See "Executive Compensation--Employment Contracts" for a description of certain relationships.

   See "Board Meetings, Committees and Compensation" for a description of certain amounts paid to non-employee Directors.

                            EXECUTIVE COMPENSATION

Summary Compensation Table

   The following table sets forth certain information concerning the compensation of the Chief Executive Officer and one executive officer of the
Company:

                                                                                  Long-Term
                                                             Annual Compensation Compensation
                                                             ------------------- ------------
                                                      Fiscal                                   All Other
Name and Principal Position                            Year   Salary      Bonus  Options (1)  Compensation
---------------------------                           ------ --------    ------- ------------ ------------
Frank Massino . . . . . . . . . . . . . . . . . . .    2001  $250,000    $50,000         --     $12,000(3)
  Chairman and Chief Executive                         2000   250,000         --  1,250,000      76,963(2)
  Officer                                              1999   250,000     50,000    800,000      12,000(3)
Stewart Slade . . . . . . . . . . . . . . . . . . . .  2000  $116,580         --         --          --
  Vice President European Operations,                  1999   116,580         --    110,000          --
  Acting Principal Financial Officer                   1998   105,950(3)      --     50,000          --
  and Company Secretary

--------
(1) Options entitle the grantee to purchase Ordinary shares from the Company. There is no public trading market for the Company's Ordinary shares, although there is a trading market in the United States for Ordinary shares represented by American Depositary shares. Any subsequent conversion from Ordinary shares into American Depositary shares, evidenced by American Depositary Receipts, entails the grantee paying UK Inland Revenue Reserve Stamp Duty at 1.5% on the deemed market value or, in certain cases, on the exercise price, of the shares so converted, and a present fee of either $0.03 or $0.02 per Ordinary share converted into an ADR, to The Bank of New York, the U.S. Depositary for such conversion.
(2) Payment for accrued but unused vacation.
(3) Payment for car allowance.

Employee Contracts

   The Company has entered into an employment agreement with Mr. Massino. Mr. Massino has an employment contract with an effective term from November 1, 1998 until December 31, 2006. The contract provides for a salary of $250,000 per annum and an automobile allowance of $1,000 per month.

Stock Option Plans

   The Company has two stock option plans pursuant to which options to purchase Ordinary shares may be granted. The first plan relates to the grant of options to employees, including employee Directors, and officers of Senetek. The second plan relates to the grant of options to non-executive (non-employee) Directors and consultants. In both cases, the exercise price of these options may not be less than the fair market value of an American Depositary share representing one Ordinary share on the date of grant.

   The following table sets forth information with respect to the options granted in 2001 exercisable by the persons named in the Summary Compensation Table.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                                 Potential Realizable Value
                                                                  at Assumed Annual Rates
                           Percentage of                               of Stock Price
              Number of    Total Options                              Appreciation for
             Securities     Granted to               Option Term Individual Grants in 2000
             Underlying    Employees in  Exercise or Expiration  --------------------------
Name       Options Granted  Fiscal Year  Base Price     Date          5%           10%
----       --------------- ------------- ----------- ----------- ----------    ------------
F. Massino       --             --           --          --      --            --
S. Slade..       --             --           --          --      --            --

   Aggregated Option Exercises During 2001 And Fiscal Year-end Option Values

                                     Number of Securities
                                    Underlying Unexercised     Value of Unexercised
                                          Options at          In-the-Money Options at
             Shares                   Fiscal Year-End (#)       Fiscal Year-End ($)
           Acquired on    Value    ------------------------- -------------------------
Name        Exercise   Realized($) Exercisable Unexercisable Exercisable Unexercisable
----       ----------- ----------- ----------- ------------- ----------- -------------
F. Massino     --          --       1,637,500    1,087,500       --           --
S. Slade..     --          --          82,500      117,500       --           --

                     REPORT OF THE COMPENSATION COMMITTEE
                           ON EXECUTIVE COMPENSATION

Compensation Principles

   The Company's compensation policy is administered by two Directors acting as the Compensation Committee and is designed to complement the Company's short and long term business strategy for attracting and retaining key executives critical to the Company's success.

   At its present stage of development, the Company's corporate performance cannot be gauged nor can compensation be measured in terms of profitability as it has focused on developing its products, obtaining the necessary regulatory approvals, attracting sufficient equity finance for this purpose and endeavoring to negotiate licensing agreements for the development and marketing of its products.

   Currently the Company and its two subsidiaries Senetek Drug Delivery Technologies Inc. and Carme Cosmeceutical Sciences, Inc. have 9 employees, 7 of whom are in the United States (including one executive Director), and 2 of whom are in the United Kingdom. Given its personnel structure and the Company's formative stage of development, it had not, in the past, been practicable for the Company to set up a detailed and integrated compensation philosophy for its executives, nor to specify levels of seniority, areas of responsibility, performance criteria and profitability-related awards.

Executive Compensation

   Typically, executives have been awarded fixed term employment agreements, in the case of Mr. Massino for a fixed period to December 31, 2006.

   The compensation of executive officers, including the Chief Executive Officer, has been determined by a consideration of the compensation paid to officers in companies in a similar position to Senetek. Mr. Massino's agreement provides for consideration by the Board of a bonus but there is otherwise no provision for a review of compensation during the fixed term of the agreements. No bonus was paid to Mr. Massino in 2001.

   Additionally, stock options entitling the grantee to purchase Ordinary shares in the Company may be issuable at such times as the Board considers that certain critical stages in the Company's product development or funding requirements have been achieved.

Share Option Plans

   The Company's shareholders approved the adoption of a Share Option Scheme for Employees (the No. 1 Plan) and a Share Option Scheme for Non-Executive Directors (the No. 2 Plan) at a Special Meeting of shareholders on December 20, 1985 and reserved for issuance 2 million shares under each of the No. 1 Plan and the No. 2 Plan. On May 16, 1997, the Company's shareholders approved an increase in the number of shares covered by the No. 1 Plan and the No. 2 Plan to 6 million and 4 million shares, respectively. Options under the No. 1 and No. 2 Plans may not be granted at an exercise price lower than the market price for the Company's shares on to the date of grant.

                                          A. TOBLER
                                          S. GEORGIEV

                                          Members of the Compensation Committee

                         BOARD AUDIT COMMITTEE REPORT

   The Audit Committee of the Company's Board of Directors is comprised of independent directors as required by the listing standards of The Nasdaq Stock Market. The Audit Committee operates pursuant to a written charter adopted by the Board of Directors.

   The role of the Audit Committee is to oversee the Company's financial reporting process on behalf of the Board of Directors. Management of the Company has the primary responsibility for the Company's financial statements as well as the Company's financial reporting process, principles and internal controls. The independent auditors are responsible for performing an audit of the Company's financial statements and expressing an opinion as to the conformity of such financial statements with generally accepted accounting principles.

   In this context, the Audit Committee has reviewed and discussed the audited financial statements of the Company as of and for the year ended December 31, 2001 with management and the independent auditors. The Audit Committee has discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees), as currently in effect. In addition, the Audit Committee has received the written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), as currently in effect, and it has discussed with the auditors their independence from the Company. The Audit Committee has also considered whether the independent auditor's provision of non-audit services to the Company is compatible with maintaining the auditor's independence.

   Based on the reports and discussions described above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2001 for filing with the Securities and Exchange Commission.

                                          A. TOBLER
                                          S. GEORGIEV
                                          U. THIEME

                                          Members of the Audit Committee

Compensation Committee Interlocks and Insider Participation

   No member of the Compensation Committee is a current or former officer or employee of the Company or any of its subsidiaries.

                                 PROPOSAL FOUR

                             INDEPENDENT AUDITORS

   The Company wishes to obtain from the shareholders their approval for the appointment of BDO Seidman, LLP, as the Company's independent auditors with respect to its filings made with the Securities and Exchange Commission for the fiscal year 2002, and to authorize the Directors to fix their remuneration. The Company also wishes to obtain from the shareholders their approval for the appointment of BDO Seidman, LLP's member firm in the United Kingdom, BDO Stoy Hayward, as the Company's independent auditors with respect to statutory filings required in the United Kingdom for the fiscal year 2002, and to authorize the Directors to fix their remuneration. Representatives of BDO Stoy Hayward were appointed as auditors by the Directors in November 1998. Representatives of BDO Seidman LLP and BDO Stoy Hayward are expected to be present at the Annual Meeting, and will have the opportunity to make a statement if they so desire, and will be available to respond to questions which the Board deems appropriate. If the appointment of BDO Seidman and BDO Stoy Hayward as the Company's auditors is not approved by the shareholders, the adverse vote will be considered a direction to the Board of Directors to select other independent accountants to serve as the Company's auditors for the fiscal year 2002.

Fees Paid to Independent Auditors

  Audit Fees

   The aggregate fees billed for professional services rendered by BDO Seidman LLP and their U.K. member firm for the audit of the Company's annual financial statements for the 2001 fiscal year for U.S. and U.K. reporting purposes and the reviews of the financial statements included in the Company's Quarterly Reports on Form 10-Q for the 2001 fiscal year were $126,000.

  Financial Information Systems Design and Implementation Fees

   BDO Seidman, LLP and their U.K. member firm did not render any professional services to the Company of the type described in Rule 2-01(c)(4)(ii) of Regulation S-X during the 2001 fiscal year.

  All Other Fees

   The aggregate fees billed for services rendered by BDO Seidman, LLP and their U.K. member firm, other than fees for the services referenced under the captions "Audit Fees" and "Financial Information Systems Design and Implementation Fees", during the 2001 fiscal year were $123,000. All other executive services includes $101,000 billed for tax advice and preparation of tax returns and $22,000 billed for work pertaining to registration statements filed with the Securities and Exchange Commission.

Vote Required

   Assuming the presence of a quorum, adoption of Proposal Four requires the affirmative vote of the holders of a majority of the shares in person or by proxy at the Meeting.

Board of Directors' Recommendation

   The Board of Directors believes that adoption of the Proposal is in the best interests of the Company and its shareholders and, accordingly, recommends a vote "FOR" the approval of BDO Seidman LLP and their U.K. member firm BDO Stoy Hayward as the Company's auditors for the fiscal year 2002.

                                 PROPOSAL FIVE

   Management of the Company is not aware of any other ordinary business matters that will be submitted, but if any such matters are duly submitted, the proxies will vote in their discretion unless the proxy is marked to withhold such authority.

                                 PROPOSAL SIX

                   AUTHORIZATION TO ALLOT EQUITY SECURITIES

   Under the terms of the Company's Articles of Association, the Board of Directors is authorized to allot Ordinary shares, warrants for the purchase of Ordinary shares, and options for the purchase of Ordinary shares (collectively, the "Equity Securities") pursuant to Section 80 of the Companies Act. Ordinary shares under English law are similar to shares of Common Stock of companies domiciled in the United States. Under the Companies Act, Equity Securities may not be issued until after they have first been allotted (authorized for issuance) by the Board of Directors. Allotment of securities by the Board from the Company's authorized share capital requires the grant of a general power of allotment by the Company's shareholders, an additional step not generally required when companies domiciled in the United States are issuing securities.

   A general power of allotment was authorized by the shareholders of the Company in November 1983 and has subsequently been renewed and extended to May 15, 2002. Proposal Six seeks shareholder approval of a grant of authority to the Board of Directors to allot Equity Securities up to an aggregate nominal amount of (Pounds)2,047,393 up until the fifth anniversary of the passing of the resolution.

Vote Required

   Assuming the presence of a quorum, adoption of Proposal Six requires the affirmative vote of the holders of a majority of the shares in person or by proxy at the Meeting.

Board of Directors' Recommendation

   The Board of Directors believes that adoption of the Proposal is in the best interests of the Company and its shareholders and, accordingly, recommends a vote "FOR" the authorization to allot Equity Securities.

                                PROPOSAL SEVEN

               DISAPPLICATION OF SHAREHOLDERS' PREEMPTIVE RIGHTS

   Shareholders of the Company have preemptive rights (subject to certain exceptions) under Section 89 of the Companies Act to subscribe for newly issued Equity Securities issued for cash before the securities can be offered to third parties. The securities for which the Board is seeking disapplication are Equity Securities as defined in Section 94 of the Companies Act.

   Pre-emptive rights can be disapplied with respect to a specific allotment of securities by a special resolution of shareholders. Obtaining disapplication of pre-emptive rights at the time of each individual proposed stock issuance is time-consuming and costly. To reduce such costs, minimize the delays associated with convening special meetings of shareholders, and provide the Company with sufficient flexibility in the issuance of Equity Securities on such terms and conditions as the Board considers to be in the best interests of the Company and its shareholders, the Board of Directors is asking the Company's shareholders to disapply their pre-emptive rights with respect to the allotment for issuance Equity Securities up to an aggregate amount of (Pounds)2,047,393 up until the fifth anniversary of the passing of the resolution. The Company has no present intention of effecting further share issues in a single transaction, or to a small number of persons resulting in one or more of such persons becoming a principal shareholder of the Company with the attendant ability to exercise significant influence over the Company's affairs.

Vote Required

   Assuming the presence of a quorum, adoption of Proposal Seven requires the affirmative vote of the holders of three-quarters of the shares in person or by proxy at the Meeting.

Board of Directors' Recommendation

   The Board of Directors believes that adoption of the Proposal is in the best interests of the Company and its shareholders and, accordingly, recommends a vote "FOR" the disapplication of shareholders' preemptive rights.

                               PERFORMANCE GRAPH

   The following graph reflects a comparison of the total cumulative return of the Company's Ordinary shares in ADR format with the cumulative total return of the Nasdaq Health Services Stocks index and the Nasdaq (US and Foreign Companies) Stock Market index from December 31, 1994 through December 31, 1999. The comparisons in the table are required by the Securities Exchange Commission and are not intended to represent a forecast or to project any possible future performance of the Company's shares.

   Return Performance for Years Ended December 31, 1997 to December 31, 2001
                                   Inclusive
                         (Base Year December 31, 1996)

                                    [CHART]

                SENETEK PLC       NASDAQ HEALTH         NASDAQ STOCK MARKET
                                     SERVICES            (U.S. & FOREIGN)
12/96           100.00            100.00                100.00
12/97           392.50            102.60                122.07
12/98           130.00             86.98                169.07
12/99           112.48             69.96                315.18
12/00            70.00             96.04                190.19
12/01            48.00            103.82                149.94

Annual Report on Form 10-K

   Shareholders may obtain copies of the Company's Annual Report on Form 10-K as filed with the Securities and Exchange Commission (the "SEC") without charge by writing to the Company at the mailing address on page 1 of this Proxy Statement directed to the attention of the Secretary, or to the Company at its principal executive officers at 620 Airpark Road, Building F, Napa, California 94558, USA.

                                          By Order of the Board of Directors

                                          STEWART SLADE

                                          Stewart Slade
                                          Secretary

April 19, 2002

                                   SENETEK PLC
                            NOTICE OF ANNUAL MEETING

               Instructions to The Bank Of New York, as Depositary
        (Must be received prior to the close of business on May 7, 2002)

     The undersigned registered holder of American Depositary Receipts hereby requests and instructs The Bank of New York, as Depositary, to endeavor, in so far as practicable, to vote or cause to be voted the amount of shares or other Deposited Securities represented by such Receipt of Senetek PLC registered in the name of the undersigned on the books of the Depositary as of the close of business April 4, 2002, at the Annual Meeting of the Shareholders of Senetek PLC to be held at the Napa Valley Marriott, 3425 Solano Avenue, Napa, California at 10:00 a.m. Pacific Daylight Time, on Tuesday, May 14, 2002 in respect of the resolutions specified on the reverse.

NOTE:

     Please direct the Depositary how it is to vote by placing an X in the appropriate box opposite the resolution.
     Owners of Receipts for Shares as to which voting instructions are being given consent to such Owner's Receipt or Receipts being blocked until the Shares represented by such Receipt or Receipts are voted, and the Depositary shall endeavor in so far as practicable to vote or cause to be voted the amount of Shares or other Deposited Securities represented by such Receipt in accordance with the Owner's instructions.
     It is understood that, if this form is signed and returned but no instructions are indicated in the boxes, the Depositary will not vote the Shares represented by the Owner's Receipts.

                                                     SENETEK PLC
                                                     P.O. BOX 11296
                                                     NEW YORK, N.Y. 10203-0296

To change your address, please mark this box.  [_]

To include any comments, please mark this box. [_]

          Please complete and date this proxy on the reverse side and return it promptly in the accompanying envelope.

                           * DETACH PROXY CARD HERE *
--------------------------------------------------------------------------------

     Mark, Sign, Date and Return                    [X]
[_]  the Proxy Card Promptly              Votes must be indicated
     Using the Enclosed Envelope.          in Black or Blue ink.

                                ORDINARY BUSINESS                                   FOR    AGAINST    ABSTAIN
1.   To re-elect Andreas Tobler as a Director.                                      [_]      [_]        [_]

2.   To re-elect Franklin Pass as a Director.                                       [_]      [_]        [_]

3.   To re-elect Wade Nichols as a Director.                                        [_]      [_]        [_]

4.   To appoint Messrs. BDO Seidman, LLP and BDO Stoy Hayward as the Company's      [_]      [_]        [_]
     independent auditors and fix their remuneration.

5.   To transact any other ordinary business of an Annual General Meeting.          [_]      [_]        [_]

                                SPECIAL BUSINESS

6.   To generally and unconditionally authorize the Directors, for the purposes     [_]      [_]        [_]
     of Section 80 of the Company Act 1985 (the "Companies Act") to exercise all the powers of the Company to allot relevant securities (as defined in
     Section 80(2) of the Companies Act) up to an aggregate nominal amount of
     (pounds)2,047,393, provided that this authority shall expire on the date five years from the date on which this resolution is passed, except that the Company may, before the expiry of such period, make an offer or agreement which would, or might, require relevant securities to be allotted after the expiry of such period and the Directors may allot relevant securities in pursuance of any such offer or agreement as if the authority conferred hereby had not expired, this authority to replace any existing like authority which is hereby revoked with immediate effect.

7.   To empower the Directors, pursuant to Section 95 of the Companies Act to       [_]      [_]        [_]
     allot equity securities (as defined in Section 94 of the Companies Act)
     pursuant to the authority conferred upon them by the above resolution (as varied by the Company from time to time in general meeting) as if Section
     89(1) of the Act did not apply to any such allotment, provided that the power hereby conferred shall operate in substitution for and to the exclusion of any previous power given to the Directors pursuant to Section
     95 of the Companies Act and shall expire on the date five years from the date on which this Resolution is passed unless renewed or extended prior to such time, except that the Company may, before the expiry of any power contained in this Resolution, make an offer or agreement which would, or might, require equity securities to be allotted after such expiry and the
     Directors may allot equity securities in pursuance of such offer or agreement as if the power hereby had not expired.

                ------------------------------------------------
                                    SCAN LINE
                ------------------------------------------------

The Voting Instruction must be signed by the person in whose name the relevant Receipt is registered on the books of the Depositary. In the case of a Corporation, the Voting Instruction must be executed by a duly authorized Officer or Attorney.

 Date           Share Owner sign here             Co-Owner sign here
-------------  --------------------------------  -------------------------------

-------------  --------------------------------  -------------------------------